Exhibit 99.1

OfficeMax
263 Shuman Blvd
Naperville, IL 60563

News Release

Media Contact	Investor Relations Contact
Bill Bonner	John Jennings
630 864 6066	630 864 6820

OFFICEMAX REPORTS SECOND QUARTER 2007 FINANCIAL RESULTS

NAPERVILLE, Ill., August 1, 2007 – OfficeMax® Incorporated (NYSE: OMX) today reported net income of $27.4 million, or $.35 per diluted share, for the second quarter ended June 30, 2007 compared with net income of $27.4 million, or $.35 per diluted share, in the second quarter of 2006.

Net income and diluted earnings per share increased approximately 20% in the second quarter of 2007 from net income of $23.0 million, or $.29 per diluted share in the second quarter of 2006, excluding special items.  A detailed description of prior quarter special items, and a reconciliation to the company’s GAAP financial results, are included in this press release.

“Our results for the second quarter showed progress in many areas, but aspects of our businesses remain opportunities for improvement,” said Sam Duncan, Chairman and CEO of OfficeMax.  “In our Contract segment, operating margin contracted from lower-margin sales in spite of the benefit of some expense leverage.  In our Retail segment, positive same store sales, expanded gross margins and cost containment delivered operating income margin improvement.”

Contract Segment

OfficeMax Contract segment sales increased 4.4% to $1.2 billion in the second quarter of 2007 compared to the second quarter of 2006, reflecting U.S. Contract sales growth of 2.2% and international contract operations sales growth of 11.1% in U.S. dollars, or 2.9% in local currencies.

Contract segment operating income decreased to $41.0 million in the second quarter of 2007 from $44.4 million in the second quarter last year.  Contract segment gross margin decreased to 21.4% in the second quarter of 2007 from 22.1% in the second quarter of 2006, primarily due to the continued impact of new and renewing accounts with lower gross margin rates, the impact of higher paper prices, partially offset by improved vendor funding.  Contract segment operating income margin in the second quarter of 2007 benefited from expense leverage in International Contract operations and targeted cost controls.

Retail Segment

OfficeMax Retail segment sales increased 4.6% to $935.3 million in the second quarter of 2007 compared to the second quarter of 2006.  Retail segment same-store sales increased 1.6% in the second quarter of 2007.  Adjusted for the company’s initiative to eliminate mail-in rebates and to provide instant rebates in lieu of national, vendor-sponsored mail-in rebates, same-store sales increased by 2.7% during the second quarter of 2007.

Retail segment operating income increased to $24.7 million in the second quarter of 2007 from $18.2 million, excluding special items, in the second quarter of 2006.  Retail segment gross margin increased to 29.9% in the second quarter of 2007 from 29.7% in the second quarter of 2006, primarily due to improved vendor funding and more effective promotional strategies.

Retail segment operating income margin in the second quarter of 2007 benefited from lower occupancy costs and reduced advertising expense, partially offset by increased allocated general and administrative expenses.

During the second quarter of 2007, OfficeMax opened 9 new retail stores and closed 1 store, ending the quarter with 923 retail stores in the U.S. and Mexico compared with 874 stores at the end of the second quarter of 2006.

Corporate and Other Segment

The OfficeMax Corporate and Other segment includes support staff services and certain other expenses that are not fully allocated to the Retail and Contract segments.  Corporate and Other segment operating expense decreased to $9.8 million in the second quarter of 2007 from $14.1 million, excluding special items, in the second quarter of 2006, primarily due to reduced legacy-related costs.

OfficeMax generated $120.9 million of cash from operations in the second quarter of 2007, an increase of $41.9 million from the second quarter of 2006.  OfficeMax invested $31.3 million for capital expenditures in the second quarter of 2007 compared to $23.7 million in the second quarter of 2006.  As of June 30, 2007, OfficeMax reported total debt of $391.5 million excluding the timber securitization notes, and cash and cash equivalents of $220.6 million.

Forward-Looking Statements

Some statements made in this press release and other written or oral statements made by or on behalf of the company constitute “forward-looking statements” within the meaning of the federal securities laws, including statements regarding the company’s plans to address sales margin, and the company’s future performance, as well as management’s expectations, beliefs, intentions, plans, estimates or projections relating to the future. Management believes that these forward-looking statements are reasonable. However, the company cannot guarantee that it will successfully execute its turnaround plans or that its actual results will be consistent with the forward-looking statements and you should not place undue reliance on them. These statements are based on current expectations and speak only as of the date they are made. The company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise. Important factors regarding the company which may cause results to differ from expectations are included in the company’s Annual Report on Form 10-K for the year ended December 31, 2006, including under the caption “Cautionary and Forward-Looking Statements,” in Item 1A of that form, and in the company’s other filings with the SEC.

Conference Call Information

OfficeMax will host a conference call with investors and analysts to discuss the second quarter 2007 results at 9:00 a.m. Eastern Daylight Time (8:00 a.m. Central Daylight Time) today.  An audio webcast of the conference call can be accessed via the Internet by visiting the Investors section of the OfficeMax website at http://investor.officemax.com. To participate in the conference call, dial (800) 374-0165; international callers should dial (706) 634-0995.  The audio webcast will be archived and available online for one year following the call and will be posted on the “Presentations” page located within the Investors section of the OfficeMax website.

About OfficeMax

OfficeMax Incorporated is a leader in both business-to-business and retail office products distribution. The OfficeMax mission is simple: to help our customers do their best work. The company provides office supplies, print and document services through OfficeMax Impress™, technology products and solutions, and furniture to large, medium and small businesses and consumers. OfficeMax customers are served by approximately 35,000 associates through direct sales, catalogs, e-commerce and more than 900 stores. For more information, visit: http://www.officemax.com.

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OFFICEMAX INCORPORATED AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(unaudited)

(thousands)

	June 30,	December 30,
	2007	2006

ASSETS
Current assets:
Cash and cash equivalents	$220,615	$282,070
Receivables, net	531,689	562,528
Inventories	1,053,769	1,071,486
Other current assets	157,221	180,760
Total current assets	1,963,294	2,096,844

Property and equipment:
Property and equipment	1,227,722	1,189,686
Accumulated depreciation	(652,496)	(610,061)
Property and equipment, net	575,226	579,625

Goodwill and intangible assets, net	1,437,995	1,417,336
Timber notes receivable	1,635,000	1,635,000
Other non-current assets	413,842	487,243

Total assets	$6,025,357	$6,216,048

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term borrowings	$6,985	$—
Current portion of long-term debt	34,886	25,634
Accounts payable	823,093	997,700
Accrued liabilities and other	458,069	505,569
Total current liabilities	1,323,033	1,528,903

Long-term debt:
Long-term debt, less current portion	349,579	384,246
Timber notes securitized	1,470,000	1,470,000
Total long-term debt	1,819,579	1,854,246

Other long-term obligations:
Compensation and benefits	271,243	287,122
Other long-term liabilities	480,293	530,248
Total other long-term liabilities	751,536	817,370

Minority interest	32,005	29,885

Shareholders’ equity:
Preferred stock	51,731	54,735
Common stock	188,411	187,226
Additional paid-in capital	905,585	893,848
Retained earnings	999,239	941,830
Accumulated other comprehensive loss	(45,762)	(91,995)
Total shareholders’ equity	2,099,204	1,985,644

Total liabilities and shareholders’ equity	$6,025,357	$6,216,048

OFFICEMAX INCORPORATED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME (LOSS)

(unaudited)

(thousands, except per-share amounts)

	Quarter Ended
	June 30,	July 1,
	2007	2006

Sales	$2,132,417	$2,040,951
Cost of goods sold and occupancy costs	1,596,619	1,521,954
Gross profit	535,798	518,997

Operating and other expenses:
Operating and selling	392,581	385,299
General and administrative	88,719	86,671
Other operating (income) expense, net	(1,447)	456
Operating income	55,945	46,571

Other income (expense):
Interest expense	(29,959)	(30,214)
Interest income	21,776	22,103
Other income (expense), net	(2,232)	6,727
	(10,415)	(1,384)

Income from continuing operations before income taxes and minority interest	45,530	45,187
Income tax expense	(17,757)	(17,284)

Income from continuing operations before minority interest	27,773	27,903
Minority interest, net of income tax	(337)	(508)

Income from continuing operations	27,436	27,395

Net income	27,436	27,395

Preferred dividends	(1,008)	(1,009)

Net income applicable to common shareholders	$26,428	$26,386

Basic income (loss) per common share:
Continuing operations	$0.35	$0.36
Discontinued operations	—	—
Basic income (loss) per common share	$0.35	$0.36

Diluted income (loss) per common share:
Continuing operations	$0.35	$0.35
Discontinued operations	—	—
Diluted income (loss) per common share	$0.35	$0.35

Weighted Average Shares
Basic	75,344	72,877
Diluted	76,593	74,924

OFFICEMAX INCORPORATED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME (LOSS)

(unaudited)

(thousands, except per-share amounts)

	Six Months Ended
	June 30,	July 1,
	2007	2006

Sales	$4,568,671	$4,464,488
Cost of goods sold and occupancy costs	3,409,649	3,318,737
Gross profit	1,159,022	1,145,751

Operating and other expenses:
Operating and selling	813,349	818,344
General and administrative	182,656	175,904
Other operating (income) expense, net	(3,023)	113,296
Operating income (loss)	166,040	38,207

Other income (expense):
Interest expense	(60,075)	(61,717)
Interest income	44,814	43,217
Other income (expense), net	(5,680)	4,561
	(20,941)	(13,939)

Income from continuing operations before income taxes and minority interest	145,099	24,268
Income tax expense	(56,589)	(9,290)

Income from continuing operations before minority interest	88,510	14,978
Minority interest, net of income tax	(2,535)	(1,689)

Income from continuing operations	85,975	13,289

Discontinued operations:
Operating loss	—	(17,972)
Income tax benefit	—	6,991

Loss from discontinued operations	—	(10,981)

Net income (loss)	85,975	2,308

Preferred dividends	(2,015)	(2,018)

Net income applicable to common shareholders	$83,960	$290

Basic income (loss) per common share:
Continuing operations	$1.12	$0.15
Discontinued operations	—	(0.15)
Basic income (loss) per common share	$1.12	$—

Diluted income (loss) per common share:
Continuing operations	$1.10	$0.15
Discontinued operations	—	(0.15)
Diluted income (loss) per common share	$1.10	$—

Weighted Average Shares
Basic	75,168	71,855
Diluted	76,168	73,510

OFFICEMAX INCORPORATED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(thousands)

	Six Months Ended
	June 30,	July 1,
	2007	2006

Cash provided by (used for) operations:
Net income	$85,975	$2,308
Items in net income not using (providing) cash:
Depreciation and amortization	65,106	60,316
Other	18,602	30,980
Changes other than from acquisitions of business:
Receivables and inventory	51,245	217,532
Accounts payable and accrued liabilities	(253,383)	(180,825)
Income taxes and other	72,998	20,669
Cash provided by operations	40,543	150,980

Cash provided by (used for) investment:
Expenditures for property and equipment	(59,440)	(46,996)
Other	(1,948)	596
Cash used for investment	(61,388)	(46,400)

Cash provided by (used for) financing:
Cash dividends paid	(24,453)	(23,268)
Changes in debt, net	(18,489)	(84,144)
Proceeds from exercise of stock options	5,211	104,623
Other	(2,879)	(33)
Cash used for financing	(40,610)	(2,822)

Increase (decrease) in cash and cash equivalents	(61,455)	101,758
Cash and cash equivalents at beginning of period	282,070	72,198

Cash and cash equivalents at end of period	$220,615	$173,956

OFFICEMAX INCORPORATED AND SUBSIDIARIES

SUPPLEMENTAL SEGMENT INFORMATION

(unaudited)

(millions, except per-share data)

	Quarter Ended
	June 30, 2007			July 1, 2006
	As Reported	Special Items	Before Special Items	As Reported	Special Items (a)	Before Special Items (b)

Segment Sales
OfficeMax, Contract	$1,197.2		$1,197.2	$1,146.7		$1,146.7
OfficeMax, Retail	935.3		935.3	894.2		894.2
	2,132.5		2,132.5	2,040.9		2,040.9

Segment income (loss)
OfficeMax, Contract	$41.0	$—	$41.0	$44.4	$—	$44.4
OfficeMax, Retail	24.7	—	24.7	27.2	(9.0)	18.2
Corporate and Other	(9.8)	—	(9.8)	(25.0)	10.9	(14.1)
Operating income (loss)	55.9	—	55.9	46.6	1.9	48.5
Operating income margin	2.6%		2.6%	2.3%		2.4%
Interest expense	(30.0)	—	(30.0)	(30.2)	—	(30.2)
Interest income and other	19.6	—	19.6	28.8	(9.2)	19.6

Income (loss) from continuing operations before income taxes and minority interest	45.5	—	45.5	45.2	(7.3)	37.9
Income taxes	(17.8)	—	(17.8)	(17.3)	2.9	(14.4)
Income (loss) from continuing operations before minority interest	27.7	—	27.7	27.9	(4.4)	23.5
Minority interest, net of income tax	(0.3)	—	(0.3)	(0.5)	—	(0.5)

Income (loss) from continuing operations	27.4	—	27.4	27.4	(4.4)	23.0

Net income (loss)	$27.4	$—	$27.4	$27.4	$(4.4)	$23.0

Diluted income (loss) per common share
Continuing operations	$0.35	$—	$0.35	$0.35	$(0.06)	$0.29
Discontinued operations	—	—	—	—	—	—
Diluted income (loss) per common share	$0.35	$—	$0.35	$0.35	$(0.06)	$0.29

Totals may not foot due to rounding.

(a) See Note 3 for a discussion of these special items.

(b) For the purpose of evaluating our results, net of taxes, we have presented the results before special items using an estimated annual tax rate. For the purpose of presenting diluted income (loss) per common share before special items, we calculated diluted income (loss) per common share before special items without making any adjustments to the number of shares used in the calculation of diluted income (loss) per common share as reported.

OFFICEMAX INCORPORATED AND SUBSIDIARIES

SUPPLEMENTAL SEGMENT INFORMATION

(unaudited)

(millions, except per-share data)

	Six Months Ended
	June 30, 2007			July 1, 2006
	As Reported	Special Items (a)	Before Special Items	As Reported	Special Items (b)	Before Special Items (c)

Segment Sales
OfficeMax, Contract	$2,461.7		$2,461.7	$2,377.5		$2,377.5
OfficeMax, Retail	2,107.0		2,107.0	2,087.0		2,087.0
	4,568.7		4,568.7	4,464.5		4,464.5

Segment income (loss)
OfficeMax, Contract	$100.9	$—	$100.9	$111.5	$—	$111.5
OfficeMax, Retail	89.3	—	89.3	(10.8)	89.5	78.7
Corporate and Other	(24.1)	—	(24.1)	(62.5)	26.6	(35.9)
Operating income (loss)	166.1	—	166.1	38.2	116.1	154.3
Operating income margin	3.6%		3.6%	0.9%		3.5%
Interest expense	(60.1)	—	(60.1)	(61.7)	—	(61.7)
Interest income and other	39.1	—	39.1	47.8	(9.2)	38.6

Income (loss) from continuing operations before income taxes and minority interest	145.1	—	145.1	24.3	106.9	131.2
Income taxes	(56.6)	—	(56.6)	(9.3)	(41.6)	(50.9)
Income (loss) from continuing operations before minority interest	88.5	—	88.5	15.0	65.3	80.3
Minority interest, net of income tax	(2.5)	1.1	(1.4)	(1.7)	—	(1.7)

Income (loss) from continuing operations	86.0	1.1	87.1	13.3	65.3	78.6

Discontinued operations
Operating loss	—	—	—	(18.0)	18.0	—
Income tax benefit	—	—	—	7.0	(7.0)	—

Loss from discontinued operations	—	—	—	(11.0)	11.0	—

Net income (loss)	$86.0	$1.1	$87.1	$2.3	$76.3	$78.6

Diluted income (loss) per common share
Continuing operations	$1.10	$0.02	$1.12	$0.15	$0.89	$1.04
Discontinued operations	—	—	—	(0.15)	0.15	—
Diluted income (loss) per common share	$1.10	$0.02	$1.12	$—	$1.04	$1.04

Totals may not foot due to rounding.

(a) See Note 4 for a discussion of these special items.

(b) See Notes 3 and 5 for a discussion of these special items.

(c) For the purpose of evaluating our results, net of taxes, we have presented the results before special items using an estimated annual tax rate. For the purpose of presenting diluted income (loss) per common share before special items, we calculated diluted income (loss) per common share before special items without making any adjustments to the number of shares used in the calculation of diluted income (loss) per common share as reported.

(1)  Financial Information

The quarterly and annual consolidated financial statements included in this release are unaudited, and should be read in conjunction with the audited financial statements in our 2006 Annual Report on Form 10-K.  In all periods presented, the measurement of net income (loss) involved estimates and judgments.

(2)    Reconciliation of non-GAAP Measures to GAAP Measures

We evaluate our results of operations both before and after special gains and losses.  We believe our presentation of financial measures before special items, which are non-GAAP measures, enhances our investors’ overall understanding of our recurring operational performance.  Specifically, we believe presenting results before special items provides useful information to both investors and management by excluding gains, losses and expenses that are not indicative of our core operating activities.  In the preceding tables, we reconcile our financial measures before special items to our reported GAAP financial results for the second quarter and first six months of both 2007 and 2006.

(3)  2006 Special Items

First Quarter 2006

During the first quarter of 2006, we closed 109 underperforming domestic retail stores and recorded a charge of $98.6 million in our Retail segment primarily for remaining lease obligations and we incurred $15.7 million of expenses in our Corporate and Other segment related to our headquarters consolidation primarily for employee severance and retention.

Second Quarter 2006

During the second quarter of 2006, we recorded a $9.0 million pre-tax benefit in our Retail segment from an adjustment to the reserve for closed retail stores, and we incurred $10.9 million of expenses in our Corporate and Other segment related to our headquarters consolidation, primarily for employee severance and retention.   Also during the second quarter of 2006, we recognized a $9.2 million credit from an adjustment to the reserve for the additional consideration agreement that was entered into in connection with the October 2004 sale of our paper, forest products and timberland assets. This adjustment is included in Other, income (expense) net.

(4)  2007 Special Items

First Quarter 2007

During the first quarter of 2007, we sold OfficeMax Contract’s operations in Mexico to OfficeMax de Mexico, our 51% owned joint venture, resulting in a net loss of $1.1 million which is included in minority interest, net of income tax in our Consolidated Statements of Income (Loss) for 2007.

(5)  Discontinued Operations

In the first quarter of 2006, we ceased operations at the Company’s wood-polymer building materials facility near Elma, Washington. The costs and expenses related to this business are reflected as discontinued operations in our Consolidated Statements of Income (Loss) for 2006 and are included as special items in our Segment Information tables.